Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations:

800-348-1074, ext. 3333

CARROLS CORPORATION ANNOUNCES COMPLETION OF ITS TENDER OFFER

AND CONSENT SOLICITATION FOR ITS OUTSTANDING 9% SENIOR

SUBORDINATED NOTES DUE 2013

Syracuse, NY — (Businesswire) – August 22, 2011 — Carrols Restaurant Group, Inc. (NASDAQ: TAST), the parent company of Carrols Corporation, and Carrols Corporation announced today the completion of Carrols Corporation’s tender offer and consent solicitation for its 9% Senior Subordinated Notes due 2013.

On August 5, 2011, Carrols accepted for purchase and payment $118,366,000 of the Notes that were validly tendered and not withdrawn at or prior to 5:00 p.m., New York City time, on August 4, 2011. On August 22, 2011, Carrols accepted for purchase and payment $400,000 of additional Notes that were validly tendered after 5:00 p.m., New York City time, on August 4, 2011 but prior to the expiration of the tender offer and consent solicitation at 12:00 midnight, New York City time, on August 18, 2011. In total, the Company purchased $118,766,000 of Notes in the tender offer and consent solicitation, representing 71.98% of the outstanding Notes prior to the launch of the tender offer and consent solicitation.

Also on August 22, 2011, Carrols irrevocably called for redemption the $46,234,000 principal amount of Notes that remain outstanding by depositing with the Trustee under the Indenture governing the Notes an amount of funds sufficient to redeem such Notes, including all accrued and unpaid interest to the date of redemption. This press release shall not constitute a notice of redemption under the Indenture governing the Notes.

Wells Fargo Securities acted as dealer manager and solicitation agent for the tender offer and the consent solicitation, and D.F. King & Co. acted as depositary and information agent for the tender offer and consent solicitation.

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The tender offer and consent solicitation were made solely by means of the tender offer and consent solicitation documents, including the Offer to Purchase and Consent Solicitation Statement, dated July 22, 2011, and the related Consent and Letter of Transmittal, that Carrols Corporation distributed to holders of Notes. The tender offer and consent solicitation were not made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

ABOUT CARROLS RESTAURANT GROUP, INC.

Carrols Restaurant Group, Inc., operating through its subsidiaries, including Carrols Corporation, is one of the largest restaurant companies in the United States. The Company operates three restaurant brands in the quick-casual and quick-service restaurant segments with 550 company-owned and operated restaurants in 16 states as of July 3, 2011, and 35 franchised restaurants in the United States, Puerto Rico, Ecuador, Honduras, Trinidad, Venezuela and the Bahamas. Carrols Restaurant Group, through its indirect wholly-owned subsidiary Fiesta Restaurant Group, Inc., owns and operates the Pollo Tropical and Taco Cabana restaurant businesses. Carrols Restaurant Group is also the largest Burger King franchisee, based on number of restaurants, and has operated Burger King restaurants since 1976.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for the historical information contained in this news release, the matters addressed are forward-looking statements. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, these statements are often identified by the words “may,” “might,” “believes,” “thinks,” “anticipates,” “plans,” “expects”, “intends” or similar expressions. In addition, expressions of our strategies, intentions or plans, (including, without limitation, the Company’s consideration of a potential spin-off transaction) are also forward-looking statements. Such statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. Investors are referred to the full discussion of risks and uncertainties as included in Carrols Restaurant Group, Inc.’s and Carrols Corporation’s filings with the Securities and Exchange Commission.